Independent Auditors' Consent



To the Shareholders and Directors of the High Income Opportunity Fund Inc.:

We consent to the use of our report dated November 15, 1995 with respect to the High Income Opportunity Fund Inc. incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" and "Experts" in the Prospectus and "Independent Auditors" in the Statement of Additional Information.



	KPMG PEAT MARWICK LLP


New York, New York
January 24, 1996